SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

April 7, 2005

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, B.W.I	98-0206369
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Bingo.com, Inc.

Suite 1405, 1166 Alberni Street,

Vancouver, British Columbia,

Canada, V6E 3Z3

 (Address of Principal Executive Offices)

(604) 694-0300

(Registrant's Telephone Number, Including Area Code)

Bingo.com, Inc.

(Former Name or Former Address, if Changed Since Last Report)

BINGO.COM, LTD.

Section 5 - Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 6, 2005, Bingo.com, Inc. completed a merger with its wholly owned subsidiary Bingo.com, Ltd.  The surviving corporation of the merger is Bingo.com, Ltd. which is domiciled in Anguilla, British West Indies.  All of the outstanding common shares of Bingo.com, Ltd. were registered by Bingo.com, Inc. and Bingo.com, Ltd. under an S-4 registration statement dated March 3, 2005.  The S-4 registration statement went effective on March 8, 2005.

The principal reason for Bingo.com, Inc.'s merger with its subsidiary Bingo.com, Ltd. was to facilitate Bingo.com, Inc.'s reincorporation under the International Business Companies Act of Anguilla, B.W.I.  Anguilla, B.W.I. is a corporate tax free jurisdiction.  Effective Thursday, April 7, 2005, the shares of Bingo.com, Ltd. began trading under the new ticker symbol "BNGOF".  Shareholders of Bingo.com, Inc. automatically become shareholders of Bingo.com, Ltd. without having to take further action.  However, shareholders wishing to exchange Bingo.com, Inc. share certificates for share certificates of Bingo.com, Ltd. may request a transmittal letter from Bingo.com, Inc.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)        Financial Statements of Business(es) Acquired

            Not Applicable

(b)        Pro forma Financial Information

            Not Applicable

(c)        Exhibits

            3.1            Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            BINGO.COM, LTD.

                                                            (formerly Bingo.com, Inc.)

                                                                        Per:

                                                                        T.M. Williams,

                                                                        President and Director